Exhibit 10.7

PARENT GUARANTY

This PARENT GUARANTY (this “Guaranty”), dated as of 4 October, 2006, of FTI Consulting, Inc., a Maryland corporation (“Guarantor”), is made in favor of the Noteholders (being initially the persons named in Schedule A hereto and such persons who from time to time are entered into the relevant register of FTI FD LLC, a Maryland limited liability company (“Obligor”)) as the holders of the Loan Notes that are issued by Obligor and dated even date herewith (each a “Note” and collectively the “Notes”));

WHEREAS, Guarantor is the beneficial owner of all the issued and outstanding shares of Obligor; and

WHEREAS, the Notes are being issued by Obligor in connection with the acquisition pursuant to which Obligor intends to acquire FD International (Holdings) Limited, a company registered in England (“FD”) (the “Acquisition”), pursuant to offers made on 11 September, 2006 to purchase all of the outstanding securities of FD by Obligor (the “Offering”); and

WHEREAS, it is in the best interest of Guarantor to execute this Guaranty inasmuch as Guarantor will derive substantial direct and indirect benefits from the Acquisition and this Guarantee is being provided to induce the Noteholders to accept the Notes;

NOW, THEREFORE, Guarantor covenants and agrees as follows:

1. Guaranty. Guarantor hereby unconditionally and irrevocably guarantees to each Noteholder, the following obligations, howsoever created and whether or not direct or indirect, absolute or conditional or now existing or hereafter arising (collectively, the “Guaranteed Obligations”):

(a) the due, punctual and full payment by Obligor of all principal amounts and accrued interest (including, without limitation, amounts payable in case of default) to be paid by Obligor to such Noteholder pursuant to the Note issued to him or her, as and when the same shall become due and payable in accordance with the terms thereof (whether at stated maturity, by required prepayment, redemption, declaration, acceleration, demand or otherwise); and

(b) the due, prompt and faithful performance of, and compliance with, all other agreements, obligations, covenants, indemnities, terms, conditions and undertakings of Obligor in favor of such Noteholder contained in such Note in accordance with the terms thereof.

Guarantor further agrees to pay or reimburse any and all reasonable costs and expenses (including reasonable fees and disbursements of counsel) that may be paid or incurred by a Noteholder in collecting any Guaranteed Obligations and/or in preserving or enforcing any of his or her rights under this Guaranty or in connection with the Guaranteed Obligations.

This Guaranty is a guaranty of payment, performance and compliance and not of collectability, is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by Obligor or upon any other event, contingency or circumstance whatsoever, and shall be binding upon and against Guarantor without regard to the validity or enforceability of such Note.

2. Guarantor’s Guaranteed Obligations Unconditional. The guarantees and other covenants and agreements of Guarantor set forth in this Guaranty shall be primary obligations of Guarantor, and such obligations shall be continuing, absolute, immediate and unconditional, shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by Guarantor with its obligations hereunder), whether based upon any claim or right that Obligor, Guarantor or any other person may have against such Noteholder or any other Noteholder or any other person or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged, limited or in any way affected by, any circumstance or condition whatsoever (whether or not Obligor, Guarantor or such other person shall have any knowledge or notice thereof) including, without limitation:

(a) any amendment, modification, addition, deletion, supplement or renewal to or of or other change in the Guaranteed Obligations, the Notes, or any other document or any of the agreements referred to in any thereof, or any furnishing or acceptance of additional security for, guaranty of or right of offset with respect to, any of the Guaranteed Obligations; or the failure of any security or the failure of any Noteholder or other person to perfect, insure, protect or secure any interest in any collateral;

(b) any failure, omission, lack of diligence or delay on the part of any Noteholder or other person to enforce, conform or comply with any term of the Note or any other instrument or agreement referred to in clause (a) above;

(c) any extension of any of the payment date(s) or maturity date of such Note;

(d) any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of the Guaranteed Obligations, the Note or any instrument, agreement, guaranty, right of offset or security referred to in clause (a) above or any obligation or liability of Obligor, such Noteholder or other person, or any exercise or non-exercise by such Noteholder or person of any right, remedy, power or privilege under or in respect of the Guaranteed Obligations, the Note or any such instrument, agreement, guaranty, right of offset or security or any such obligation or liability;

(e) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, winding up or similar proceeding with respect to Obligor;

(f) any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of such Note or any term or condition thereof;

(g) any merger or consolidation of either Obligor or Guarantor into or with any other person or any sale, lease or transfer of any of the assets of either Obligor or Guarantor to any other person;

(h) the recovery of any judgment against any person or any action to enforce the same;

(i) any obtaining or release of the primary or secondary obligation of any other person, in addition to the Guarantor, with respect to the Guaranteed Obligations; or

(j) any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against Guarantor.

The obligations of Guarantor set forth herein constitute the full recourse obligations of Guarantor enforceable against it to the full extent of all its assets and properties.

3. Waiver and Agreement. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by such Noteholder upon this Guaranty or acceptance of this Guaranty, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty. Guarantor unconditionally waives, to the maximum extent permitted by law: (a) acceptance of this Guaranty and proof of reliance by such Noteholder hereon; (b) notice of any of the matters referred to in Section 2 hereof, or any right to consent or assent to any thereof; (c) all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor, including, without limitation, any demand, presentment, protest, proof or notice of nonpayment under such Note, and notice of default or any failure on the part of Obligor to perform and comply with any covenant, agreement, term or condition of such Note; (d) any requirement of diligence; (e) any requirement to file any claims with any court, to exhaust any rights, actions or remedies, including without limitation to proceed first against Obligor or any other person, to marshal the sales of assets or to mitigate the damages resulting from an event of default (after expiration of any applicable notice and cure periods) under such Note; (f) any notice of any sale, transfer or other disposition by any person of any right under, title to or interest in such Note or collateral thereunder now or hereafter given; and (h) any requirements that any Noteholder or other person protect, perfect or insure any lien or any property subject thereto, (i) any defense, offset or counterclaim arising by reason of any claim or defense based upon any action by any Noteholder or other person and (j) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against Guarantor hereunder (other than indefeasible payment and performance of the Guaranteed Obligations).

Guarantor agrees that this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Obligor is rescinded or must be otherwise restored by any of the Noteholders, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

4. Subrogation, etc. Guarantor will not exercise, nor be entitled to any payment by Obligor or out of Obligor’s assets in satisfaction of, any rights or claims which it may acquire by way of any rights of subrogation, indemnification, contribution, exoneration, reimbursement or otherwise under or pursuant to this Guaranty, by any payment made hereunder or otherwise, until the prior payment or performance in full of all Guaranteed Obligations and other amounts owing by Guarantor hereunder to such applicable Noteholder. So long as any Guaranteed Obligations remain outstanding, Guarantor shall refrain from taking any action, asserting any claim or commencing any proceeding against Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Guaranty to any Noteholder.

5. Rights of the Noteholders. This Guaranty is made for the benefit of, and shall be enforceable by, each Noteholder with respect to such Guaranteed Obligations as are owed to such Noteholder.

6. Term of Guaranty. This Guaranty and all guaranties, covenants and agreements of Guarantor contained herein, shall continue in full force and effect and shall not be discharged until such time as all Guaranteed Obligations shall be indefeasibly paid in full in cash and all the agreements of Obligor and Guarantor hereunder and under the Notes shall have been duly performed. If, as a result of any bankruptcy, dissolution, reorganization, insolvency, arrangement or liquidation proceedings (or proceedings similar in purpose or effect) or if for any other reason, any payment received by any Noteholder in respect of the Guaranteed Obligations is rescinded or must be returned by such Noteholder, this Guaranty shall continue to be effective as if such payment had not been made and, in any event, as provided in the preceding sentence.

7. Notices. All notices, demands, requests, consents, approvals and other instruments hereunder shall be in writing and shall be deemed to have been properly given if given as provided for in the Notes.

8. Severability of this Guaranty. In case any provisions of this Guaranty or any application thereof shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions and statements and any other application thereof shall not in any way be affected or impaired thereby. To the extent permitted by law, Guarantor hereby waives any provision of law that renders any term or provision hereof invalid or unenforceable in any respect.

9. Amendments; Termination. No modification, amendment, termination, waiver, deletion, or supplement to or of or other change in, the terms and conditions of this Guaranty shall be valid unless approved in writing by the Noteholders. . No notice of demand by a Noteholder against Guarantor shall preclude a Noteholder from taking further action without notice of demand.

10. Obligations of Guarantor are Several and not Joint. Guarantor’s Guaranty hereunder and its related obligations are personal to each Noteholder and not joint as to all Noteholders.

11. Representations and Warranties. Guarantor hereby represents and warrants as follows:

(a) Guarantor has duly and validly executed and delivered this Guaranty. This Guaranty constitutes the legal, valid and binding obligation of Guarantor, and is enforceable against Guarantor in accordance with its terms except as may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (b) general equitable principles.

(b) The execution, delivery and performance of this Guaranty will not render any Guarantor insolvent, nor is this Guaranty being made in contemplation of the Guarantor’s insolvency.

12. Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No delay in exercising any right shall operate as a waiver or impair such right. No single or partial exercise of any right shall preclude any other or further exercise thereof or the exercise of any other right.

13. Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.

14. Miscellaneous. THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, EXCLUDING ALL CONFLICTS OF LAW PRINCIPLES AND CHOICE OF LAW RULES OF MARYLAND. This Guaranty shall be binding upon Guarantor and its successors, transferees and assigns and inure to the benefit of and be enforceable by the respective successors, transferees, and assigns of the Noteholders, provided, however, that Guarantor may not delegate any of its obligations hereunder without the prior written consent of the applicable Noteholder to which it relates. References to “Obligor” in this Guaranty shall be deemed to include any successors, transferees and assigns of Obligor (which, for the avoidance of doubt, shall include any substitute debtors as provided for in clause 7 of the loan note instrument constituting the Notes) for such time as any of the Guaranteed Obligations remain outstanding. The headings in this Guaranty are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof. This Guaranty may be executed in any number of counterparts and by different parties hereto on separate counterparts, each executed counterpart constituting an original, but all of which together shall constitute one agreement.

[The remainder of this page has been left intentionally blank]

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the date first above written.

FTI CONSULTING, INC.

By:	/s/ Eric Miller
Name: Eric Miller
Title: Senior Vice President and General Counsel